Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of General Fusion Group Ltd. of our report dated April 22, 2026, relating to the financial statements of General Fusion Inc., which is incorporated by reference in this Shell Company Report. We also consent to the reference to us under the heading “Statement by Experts” in such Shell Company Report.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

July 15, 2026